EXHIBIT 21


                            SIGNIFICANT SUBSIDIARIES

                         NATIONAL COMPUTER SYSTEMS, INC.


                                    STATE OR
                                     OTHER
                                  JURISDICTION
                                      OF               NAME UNDER WHICH
NAME OF SUBSIDIARY               INCORPORATION     SUBSIDIARY DOES BUSINESS
------------------------------   -------------   ------------------------------

NCS Assessments, Inc.              Minnesota     National Computer Systems, Inc.
                                                 NCS Assessments


Macro Educational Systems, Inc.    California    National Computer Systems, Inc.
                                                 Education Software and
                                                  Services Division
                                                  of National Computer
                                                  Systems, Inc.

Note:  No other subsidiary  of  National Computer   Systems,   Inc.  meets  the
       conditions to be deemed a significant subsidiary.